SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    December 19, 2002

DEL MONTE FOODS COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14335	13-3542950

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market @ The Landmark
San Francisco, California		94105

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 247-3000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Del Monte Foods Company hereby amends its Current Report on Form 8-K filed on January 3, 2003 in its entirety as follows:

Item 4. Changes in Registrant’s Certifying Accountant.

     On December 20, 2002, Del Monte Foods Company (the “Company”) announced the acquisition of certain businesses of H. J. Heinz Company (“Heinz”), including Heinz’s U.S. and Canadian pet food, U.S. tuna and retail private label soup, and U.S. infant feeding businesses (the “Heinz Businesses”). The acquisition was completed pursuant to a Separation Agreement, dated as of June 12, 2002 between Heinz and SKF Foods Inc., a wholly-owned direct subsidiary of Heinz (“SKF”), and an Agreement and Plan of Merger, dated as of June 12, 2002, by and among the Company, Heinz, SKF and Del Monte Corporation, a wholly-owned direct subsidiary of the Company (“DMC”). SKF Foods was formed by Heinz on June 11, 2002 for the purpose of engaging in the transactions contemplated by the Merger Agreement and Separation Agreement. Under the terms of the Merger Agreement and Separation Agreement, (i) Heinz transferred the Heinz Businesses to SKF and distributed all of the issued and outstanding shares of SKF common stock on a pro rata basis (the “Distribution”) to the holders of the outstanding common stock of Heinz on December 19, 2002, and (ii) on December 20, 2002, DMC merged with and into SKF, with SKF being the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”). SKF has changed its name to Del Monte Corporation.

     KPMG is the Company’s independent accountant and the financial statements of the Heinz Businesses were audited by PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) before the consummation of the Merger. KPMG was approved to serve as the Company’s independent accountant for fiscal 2003 by the Company’s Board of Directors in August 2002 and will continue to serve as the Company’s independent accountant following the Merger.

     Because the Merger is being accounted for as a reverse acquisition, the historical financial statements of the Heinz Businesses will constitute the historical financial statements of the Company as of the consummation of the Merger. As a result, after the Merger, the Company’s historical financial statements will indicate that PricewaterhouseCoopers audited the historical financial statements of the Company for the fiscal years ending May 1, 2002 and May 2, 2001. SKF is considered the continuing reporting entity after the Merger for accounting purposes. As a result, as of the consummation of the Merger on December 20, 2002, there was a change in the independent accountants for the financial statements of SKF from PricewaterhouseCoopers to KPMG and PricewaterhouseCoopers was dismissed.

     The reports of PricewaterhouseCoopers on the Heinz Businesses’ financial statements for the fiscal years ending May 1, 2002 and May 2, 2001 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

     To the Company’s knowledge, during the Heinz Businesses’ fiscal years ending May 1, 2002 and May 2, 2001 and through the subsequent interim period to December 20, 2002, the Heinz Businesses did not have any disagreement with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement

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disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of PricewaterhouseCoopers would have caused PricewaterhouseCoopers to make reference to the subject matter of the disagreement in connection with its reports. To the Company’s knowledge, during that time, there were no “reportable events” as listed in Item 304(a)(1)(v)(A)-(D) of Regulation S-K (“Regulation S-K”) adopted by the Securities and Exchange Commission (the “Commission”).

     KPMG has been the Company’s independent accountant since 1997 and the Company has regularly consulted KPMG since that time. To the Company’s knowledge, the Heinz Businesses did not consult KPMG during the Heinz Businesses’ fiscal years ending May 1, 2002 and May 2, 2001 and through the subsequent interim period to December 20, 2002 regarding any of the matters specified in Item 304(a)(2) of Regulation S-K. The Company has provided PricewaterhouseCoopers a copy of this Form 8-K/A prior to its filing with the Commission. PricewaterhouseCoopers has provided a letter to the Company, dated January 16, 2003 and addressed to the Commission, which is attached hereto as Exhibit 16.1 and is incorporated herein by reference.

Item 5. Other Events.

     Under the terms of the Merger Agreement, effective upon the closing of the Merger on December 20, 2002, the number of directors of the Company was reduced from ten to nine and the following seven directors prior to the Merger resigned: Patrick Foley, Jeffrey A. Shaw, Wesley J. Smith, Richard W. Boyce, Al Carey, Denise O’Leary and Brian E. Haycox. Also effective upon the closing of the Merger, the following six directors designated by Heinz: Samuel H. Armacost, Mary (Nina) R. Henderson, Gerald E. Johnston, David R. Williams, Joe Morgan and Terry Martin, were elected to the board of directors of the Company to join the three directors designated by the Company: Richard G. Wolford, William S. Price and Timothy G. Bruer.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

Exhibit No.

16.1	Letter from PricewaterhouseCoopers to the Commission, dated January 16, 2003

Item 8. Change in Fiscal Year.

     On December 19, 2002, the board of directors of the Company approved a change in the Company’s fiscal year end from June 30 to the Sunday closest to April 30, effective upon the closing of the Merger.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Monte Foods Company

Date: January 16, 2003	By:	/s/ James Potter

Name: James Potter Title: Secretary

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EXHIBIT INDEX

Exhibit No.

16.1	Letter from PricewaterhouseCoopers to the Commission, dated January 16, 2003

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